NIKE, Inc. Announces Senior Leadership Changes to Accelerate “Win Now” Actions

BEAVERTON, Ore. -- NIKE, Inc. (NYSE:NKE) today shared the following note with employees regarding changes to its Senior Leadership Team.

//

Team,

I’d like to share some important changes to our Senior Leadership Team (SLT) that further remove layers and continue to bring us closer to athletes* and the marketplace.

We’re establishing the role of EVP, Chief Operating Officer (COO), reporting to me, to better connect our operations and integrate technology more seamlessly into our sport offense. Venkatesh Alagirisamy (“Venky”), currently Chief Supply Chain Officer and a nearly 20-year Nike veteran, will take on this role effective December 8. Venky will lead Technology, in addition to his existing responsibilities leading Supply Chain, Planning, Operations, Manufacturing and Sustainability.

He and his team will now be able to look end-to-end to ensure technology is fully integrated across the company and into how we create, plan, make, deliver and sell our world-class innovations across our three iconic brands. His experience, innovative mindset and team-first leadership style will be key as we continue to evolve into a more agile, tech-enabled Nike.

As a result of this change, we’ve eliminated the EVP, Chief Technology Officer role on the SLT and Dr. Muge Dogan will leave the company. I want to thank Muge for the role she has played in advancing our tech capabilities, helping to shape how we embed digital, data and AI across our business. I’m grateful for the impact she’s had and wish her well.

Additionally, as we seek to move faster in service of athletes*, strengthen our leadership team’s connection with consumers and further activate our sport offense, the senior leaders of Nike’s four Geographies will now join the SLT, reporting to me. I want to welcome Angela Dong (Greater China), Carl Grebert (EMEA), Tom Peddie (North America) and Cathy Sparks (APLA) to our team.

As part of this shift, we’re eliminating the role of EVP, Chief Commercial Officer (CCO), currently held by Craig Williams. I want to thank Craig for his important role in advancing our marketplace strategy as CCO and for his leadership of the Jordan Brand. Throughout his time at Nike and Jordan, Craig has united teams around the world through his passion for our brands, his commitment to excellence and his value-based leadership. We wish him the best in his next chapter.

Global Sales and Nike Direct will now report to our EVP and Chief Financial Officer, Matt Friend. In addition to his role as CFO, Matt brings deep commercial, strategy, and geography experience from more than 15 years at Nike. He has partnered closely with me for several years managing our integrated marketplace, and his understanding of our global business will be especially valuable now. Bringing these teams under Matt’s leadership, alongside the strategy work he already oversees, puts him in a unique position to connect our marketplace directly to company strategy and where we place our biggest bets. It ensures that insights from our stores, our digital platforms, and our wholesale partners directly shape our corporate planning, growth initiatives, and investment priorities.

This move is about growth and offense — giving Sales and Nike Direct an even stronger voice in how we set strategy and invest. It also reflects the critical role the marketplace plays in driving Nike’s success, including our Win Now actions. Our physical and digital footprints will continue to celebrate the passion and emotion of sport, highlight our innovations and game-changing products, and inspire consumers wherever they experience our brands.

It’s significant our Brand presidents and our Geography leaders are sitting together at the same NIKE, Inc. leadership table. With this newly evolved SLT, I’m confident we’ll be able to accelerate the core aspects of our Win Now actions. Collectively, these changes amount to us eliminating layers and better positioning Nike to continue to have an impact the way only Nike can.

You’ve heard me say before we need everyone pushing forward with focus, speed, collaboration and urgency. I’m grateful to each of you for answering this call and I know we are making meaningful progress in creating a bright future of our own design.

Elliott Hill
President & CEO, NIKE, Inc.

*If you have a body, you are an athlete.

//

About NIKE, Inc.

NIKE, Inc., headquartered in Beaverton, Oregon, is the world's leading designer, marketer and distributor of authentic athletic footwear, apparel, equipment and accessories for a wide variety of sports and fitness activities. Converse, a wholly-owned NIKE, Inc. subsidiary brand, designs, markets and distributes athletic lifestyle footwear, apparel and accessories. For more information, NIKE, Inc.’s earnings releases and other financial information are available on the Internet at https://investors.Nike.com/. Individuals can also visit https://about.Nike.com/and follow NIKE on LinkedIn, Instagram and YouTube.

Contacts

Media Contact:
Media.Relations@nike.com

For imagery/executive headshots, please visit: https://about.nike.com/en/company

Investor Relations:
Investor.relations@nike.com